Exhibit 99.2

Certificate Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Stephen J. Hagge, executive vice president and chief financial officer of AptarGroup, Inc., certify that (i) the Quarterly Report on Form 10-Q of AptarGroup, Inc. for the quarterly period ended March 31, 2003 (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of AptarGroup, Inc.

By:	/s/ STEPHEN J. HAGGE
Stephen J. Hagge Executive Vice President and Chief Financial Officer

May 8, 2003